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                                                                   EXHIBIT 15.1
                                                                   ------------


                          ACKNOWLEDGMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                  REGARDING INDEPENDENT AUDITORS' REVIEW REPORT


The Board of Directors
SPSS Inc.:

With respect to the Registration Statements of SPSS Inc. on Form S-8 (nos. 333-25869, 33-73130, 33-80799, 33-73120, 333-63167 and 33-74402), on Form S-3
(nos. 333-41207, 333-21025, 333-10423) and on Form S-4 (no. 333-15427), we
acknowledge our awareness of the use therein of our report dated July 30, 1999 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.




                                    /s/ KPMG LLP



Chicago, Illinois
August 13, 1999